                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Bay Apartment Communities, Inc. on Form S-8 (File No. 333-47405), Form S-8 (File No. 333-16837), Form S-3 (File No. 333-16647), Form S-3 (File No. 333-15407),
Form S-3 (File No. 333-39037) and Form S-3 (File No. 333-41511) of our report dated January 30, 1998, except for Note 14, as to which the date is March 24, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Bay Apartment Communities, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                         /s/ COOPERS & LYBRAND L.L.P.
                                         ---------------------------------
                                         Coopers & Lybrand L.L.P.


San Francisco, California
March 30, 1998